Exhibit 99.1

FOR IMMEDIATE RELEASE

ANNALY CAPITAL MANAGEMENT, INC. REPORTS 3rd QUARTER 2015 RESULTS

●	GAAP net loss of ($627.5) million, ($0.68) loss per average common share
●	Core earnings of $217.6 million, $0.21 earnings per average common share
●	Normalized core earnings of $0.30 per average common share, excludes $0.09 of premium amortization adjustment cost due to change in long-term CPR estimate
●	Common stock book value of $11.99, economic leverage of 5.8:1
●	26% increase in credit investment portfolio, represents 18% of total stockholders’ equity
●	Enhanced disclosure of financial results and portfolio details

New York, New York–November 4, 2015–Annaly Capital Management, Inc. (NYSE: NLY) (the “Company”) today announced its financial results for the quarter ended September 30, 2015.

“Annaly’s third quarter results continue to exemplify the stability and resilience of our business model amidst one of the most unique and volatile time periods in the history of fixed income markets,”  commented Kevin Keyes, Chief Executive Officer and President.  “Our diversified investment platform continues to grow while producing stable risk-adjusted returns in a challenging market environment.  Annaly’s commercial real estate and non-Agency residential credit portfolios grew by approximately 26% over the previous quarter and now constitute approximately 18% of our total equity capital.  The credit investment portfolio, which is predominantly made up of low-levered, floating rate, longer term cash flows, complements our Agency MBS strategy in this current environment of heightened interest rate volatility.  As we proceed in anticipation of eventual Federal Reserve policy action and continued market dislocation, we remain prepared with a strong capital position to take advantage of multiple investment opportunities.”

 “Also, in an effort to provide increased transparency into our evolving business strategy and performance, we have enhanced our disclosure of our growing non-Agency and commercial asset portfolios; and also provided a more detailed discussion of our core financial earnings to now include the effects of long term prepayment estimates upon our results.  Normalized core earnings, excluding premium amortization adjustments, is intended to provide investors with a reference point for each quarter’s dividend payment. ”

Enhanced Financial Disclosure

Beginning with this quarterly earnings release, the Company has added an additional non-GAAP disclosure in order to provide investors and stakeholders additional detail and insight into the Company’s results.  The Company’s traditional non-GAAP “core earnings” (which is defined as net income (loss) excluding gains or losses on disposals of investments and termination of interest rate swaps, unrealized gains or losses on interest rate swaps and financial instruments measured at fair value through earnings, net gains and losses on trading assets, impairment losses, net income (loss) attributable to noncontrolling interest, and certain other non-recurring gains or losses, and inclusive of dollar roll income (a component of Net gains (losses) on trading assets)) measure includes a component of premium amortization representing the change in estimated long-term constant prepayment rates (“CPR”) (referred to herein as the premium amortization adjustment (“PAA”)).  In addition to the existing core earnings measure, the Company is now providing a non-GAAP “normalized core earnings” measure which presents the Company’s core earnings excluding the PAA.  Additionally, under the title “normalized” the Company will disclose other measures (such as net interest margin, annualized yield on interest earnings assets, net interest spread and core return on average equity) which exclude the effect of the PAA. The Company believes these additional metrics will permit investors and stakeholders to evaluate the various components of its financial performance in a more detailed manner.  Discussions of period-over-period fluctuations within the following ‘Financial Performance’ section are presented based on GAAP and normalized results.

The Company’s GAAP and core earnings metrics (that are not normalized) include the PAA because in accordance with GAAP the Company recognizes income under the retrospective method on substantially all of its Investment Securities classified as available-for-sale. Premiums and discounts associated with the purchase of Investment Securities are amortized or accreted into income over the remaining projected lives of the securities. Using a third-party supplied model and market information to project future cash flows and expected remaining lives of securities, the effective interest rate determined for each security is applied as if it had been in place from the security’s acquisition.  The amortized cost of the investment is then adjusted to the amount that would have existed had the new effective yield been applied since the acquisition.  The adjustment to amortized cost is offset with a charge or credit to interest income.  Changes in interest rates and other market factors will impact prepayment speed projections and the amount of premium amortization recognized in a period.

The following table illustrates the impact of adjustments to long-term CPR estimates on premium amortization expense for the periods presented:

	September 30, 2015	June 30, 2015	September 30, 2014
	(dollars in thousands)
Premium amortization expense	$255,123	$94,037	$197,709
Less: PAA cost (benefit)	83,136	(79,582)	25,992
Premium amortization expense exclusive of PAA	$171,987	$173,619	$171,717

	September 30, 2015	June 30, 2015	September 30, 2014
	(per common share)
Premium amortization expense	$0.27	$0.10	$0.21
Less: PAA cost (benefit)	0.09	(0.08)	0.02
Premium amortization expense exclusive of PAA	$0.18	$0.18	$0.19

In addition to the enhanced disclosures described above, beginning with this quarterly earnings release the Company is also providing additional and more detailed portfolio information, including information on the Company’s non-Agency residential credit assets and commercial real estate portfolio (see Third Quarter 2015 Supplemental Information available on the Company’s website www.annaly.com).

The following represents an example of augmented disclosures on our residential and commercial credit assets as of September 30, 2015:

Residential Credit Portfolio (aggregate fair value of $820.8 million):

Sector Type
STACR	20%
CAS	18%
NPL	17%
Jumbo 2.0	14%
Prime	10%
Subprime	7%
Alt-A	6%
RPL	5%
L-Street CRT	2%
Jumbo 2.0 IO	1%
Total	100%

Coupon Type
Fixed	48%
Floating	48%
ARM	3%
IO	1%
Total	100%

Commercial Credit Portfolio (aggregate economic interest of $1.9 billion):

Sector Type
Multifamily	54%
Office	17%
Retail	12%
Hotel	7%
Industrial	4%
Other	6%
Total	100%

Geographic Concentration
NY	40%
CA	13%
TX	6%
FL	5%
Other	36%
Total	100%

Financial Performance

The following table summarizes certain key performance indicators as of and for the quarters ended September 30, 2015, June 30, 2015, and September 30, 2014:

	September 30, 2015	June 30, 2015	September 30, 2014
Book value per common share	$11.99	$12.32	$12.87
Economic leverage at period-end (1)	5.8:1	5.6:1	5.4:1
GAAP net income (loss) per common share	($0.68)	$0.93	$0.36
Core earnings per common share	$0.21	$0.41	$0.31
Normalized core earnings per common share (2)	$0.30	$0.33	$0.33
Annualized return (loss) on average equity	(20.18%)	28.00%	10.69%
Annualized core return on average equity	7.00%	12.79%	9.30%
Annualized normalized core return on average equity (2)	9.67%	10.31%	10.08%
Net interest margin (3)	1.24%	2.01%	1.61%
Normalized net interest margin (2)	1.62%	1.67%	1.74%
Net interest spread	0.76%	1.64%	1.35%
Normalized net interest spread (2)	1.21%	1.23%	1.47%
Average yield on interest earning assets	2.41%	3.23%	2.99%
Normalized average yield on interest earning assets (2)	2.86%	2.82%	3.11%

(1)	Computed as the sum of recourse debt, TBA derivative notional outstanding and net forward purchases of Investment Securities divided by total equity. Recourse debt consists of repurchase agreements, other secured financing and Convertible Senior Notes. Securitized debt, participation sold and mortgages payable are non-recourse to the Company and are excluded from this measure.
(2)	Excludes effect of the PAA due to changes in long-term CPR estimates.
(3)	Represents the sum of the Company’s annualized economic net interest income (inclusive of interest expense on interest rate swaps used to hedge cost of funds) plus TBA dollar roll income (less interest expense on swaps used to hedge dollar roll transactions) divided by the sum of its average interest-earning assets plus average outstanding TBA derivative balances. Average interest earning assets reflects the average amortized cost of our investments during the period.

The Company reported a GAAP net loss for the quarter ended September 30, 2015 of ($627.5) million, or ($0.68) per average common share, compared to GAAP net income of $900.1 million, or $0.93 per average common share, for the quarter ended June 30, 2015, and GAAP net income of $354.9 million, or $0.36 per average common share, for the quarter ended September 30, 2014. The decrease for the quarter ended September 30, 2015 compared to each of the quarters ended June 30, 2015 and September 30, 2014 is primarily the result of unfavorable market value changes on interest rate swaps.

Core earnings for the quarter ended September 30, 2015 was $217.6 million, or $0.21 per average common share, compared to $411.1 million, or $0.41 per average common share, for the quarter ended June 30, 2015, and $308.6 million, or $0.31 per average common share, for the quarter ended September 30, 2014. Normalized core earnings, which excludes the PAA, for the quarter ended September 30, 2015 was $300.7 million, or $0.30 per average common share, compared to $331.5 million, or $0.33 per average common share, for the quarter ended June 30, 2015, and $334.6 million, or $0.33 per average common share, for the quarter ended September 30, 2014. Normalized core earnings declined during the quarter ended September 30, 2015 compared to the quarter ended June 30, 2015 on higher swap costs in the current quarter due to increased notional balances as well as due to a reduction in investment advisory income and dividend income resulting from Chimera’s internalization of its management and the Company’s disposition of its investment in Chimera during the quarter. Normalized core earnings declined during the quarter ended September 30, 2015 compared to the quarter ended September 30, 2014 as a result of lower average interest earning assets and lower weighted average coupons.

The following table presents a reconciliation between GAAP net income (loss), core earnings and normalized core earnings for the quarters ended September 30, 2015, June 30, 2015, and September 30, 2014:

	For the quarters ended
	September 30, 2015	June 30, 2015	September 30, 2014
	(dollars in thousands)
GAAP net income (loss)	$(627,491)	$900,071	$354,856
Less:
Unrealized (gains) losses on interest rate swaps	822,585	(700,792)	(98,593)
Net (gains) losses on disposal of investments	7,943	(3,833)	(4,693)
Net (gains) losses on trading assets	(108,175)	114,230	(4,676)
Net unrealized (gains) losses on financial instruments measured at fair value through earnings	24,501	(17,581)	37,944
Other non-recurring loss (1)	-	-	23,783
Impairment of goodwill	-	22,966	-
GAAP net (income) loss attributable to noncontrolling interest	197	149	-
Plus:
TBA dollar roll income (2)	98,041	95,845	-
Core earnings	217,601	411,055	308,621
Premium amortization adjustment cost (benefit)	83,136	(79,582)	25,992
Normalized core earnings	$300,737	$331,473	$334,613
GAAP net income (loss) per average common share	$(0.68)	$0.93	$0.36
Core earnings per average common share	$0.21	$0.41	$0.31
Normalized core earnings per average common share	$0.30	$0.33	$0.33

(1)	Represents a one-time payment made by FIDAC to Chimera Investment Corp. (Chimera) to resolve issues raised in derivative demand letters sent to Chimera’s board of directors. This amount is a component of Other income (loss) in the Company’s Consolidated Statements of Comprehensive Income (Loss).
(2)	Represents a component of Net gains (losses) on trading assets.

Normalized net interest margin for the quarters ended September 30, 2015, June 30, 2015, and September 30, 2014 was 1.62%, 1.67% and 1.74%, respectively. For the quarter ended September 30, 2015, the normalized average yield on interest earning assets was 2.86% and the average cost of interest bearing liabilities, including interest expense on interest rate swaps used to hedge cost of funds, was 1.65%, which resulted in a normalized net interest spread of 1.21%.  The normalized average yield on interest earning assets for the quarter ended September 30, 2015 increased incrementally when compared to the quarter ended June 30, 2015 due to higher weighted average coupons on Investment Securities and decreased when compared to the quarter ended September 30, 2014 due to lower weighted average coupons on Investment Securities. Our average cost of interest bearing liabilities increased for the quarter ended September 30, 2015 when compared to the quarter ended June 30, 2015 on higher swap costs and reduced average repurchase agreement balances. Our average cost of interest bearing liabilities for the quarter ended September 30, 2015 when compared to the quarter ended September 30, 2014 was relatively unchanged.

Asset Portfolio

Investment Securities, which are comprised of Agency mortgage-backed securities, Agency debentures, credit risk transfer securities and Non-Agency mortgage-backed securities, totaled $67.0 billion at September 30, 2015, compared to $68.2 billion at June 30, 2015 and $82.8 billion at September 30, 2014. The Company’s Investment Securities portfolio at September 30, 2015 was comprised of 93% fixed-rate assets with the remainder constituting adjustable or floating-rate investments.  During the quarter ended September 30, 2015, the Company disposed of $3.7 billion of Investment Securities, resulting in a net realized gain of $4.5 million.  During the quarter ended June 30, 2015, the Company disposed of $2.5 billion of Investment Securities, resulting in a net realized gain of $3.9 million.  During the quarter ended September 30, 2014, the Company disposed of $4.2 billion of Investment Securities, resulting in a net realized gain of $4.7 million.

At September 30, 2015, the Company had outstanding $14.1 billion in notional balances of TBA derivative positions. Realized and unrealized gains (losses) on TBA derivatives are recorded in Net gains (losses) on trading assets in the Company’s Consolidated Statements of Comprehensive Income (Loss). The following table summarizes certain characteristics of the Company’s TBA derivatives at September 30, 2015:

Purchase and sale contracts for derivative TBAs	Notional	Implied Cost Basis	Implied Market Value	Net Carrying Value
	(dollars in thousands)
Purchase contracts	$14,055,000	$14,490,220	$14,577,736	$87,516
Sale contracts	-	-	-	-
Net TBA derivatives	$14,055,000	$14,490,220	$14,577,736	$87,516

The Company uses a third-party model and market information to project prepayment speeds for purposes of determining amortization of related premiums and discounts on Investment Securities. Changes to model assumptions, including interest rates and other market data, as well as periodic revisions to the model may cause changes to the results. The net amortization of premiums and accretion of discounts on Investment Securities for the quarters ended September 30, 2015, June 30, 2015, and September 30, 2014, was $255.1 million (which included PAA cost of $83.1 million), $94.0 million (which included PAA benefit of $79.6 million), and $197.7 million (which included PAA cost of $26.0 million), respectively.  The total net premium balance on Investment Securities at September 30, 2015, June 30, 2015, and September 30, 2014, was $4.8 billion, $4.8 billion, and $5.5 billion, respectively. The weighted average amortized cost basis of the Company’s non-interest-only Investment Securities at September 30, 2015, June 30, 2015, and September 30, 2014, was 105.3%, 105.4%, and 105.4%, respectively. The weighted average amortized cost basis of the Company’s interest-only Investment Securities at September 30, 2015, June 30, 2015, and September 30, 2014, was 16.1%, 16.0%, and 15.2%, respectively. The weighted average experienced CPR on our Agency mortgage-backed securities for the quarters ended September 30, 2015, June 30, 2015, and September 30, 2014, was 12%, 12% and 9%, respectively. The weighted average long-term CPR on our Agency mortgage-backed securities at September 30, 2015, June 30, 2015, and September 30, 2014, was 9.2%, 7.7% and 6.9%, respectively.

The Company’s commercial investment portfolio consists of commercial real estate investments and corporate debt.  Commercial real estate debt and preferred equity, including securitized loans of consolidated variable interest entities (“VIEs”) and loans held for sale of $476.6 million, totaled $4.7 billion and investments in commercial real estate totaled $301.4 million at September 30, 2015. Commercial real estate debt and preferred equity, including securitized loans of consolidated VIEs, totaled $4.1 billion and investments in commercial real estate totaled $216.8 million at June 30, 2015.  Corporate debt investments totaled $425.0 million as of September 30, 2015, up from $311.6 million at June 30, 2015. The weighted average yield on commercial real estate debt and preferred equity, which includes loans held for sale, as of September 30, 2015, June 30, 2015, and September 30, 2014, was 6.82%, 8.29% and 9.23%, respectively. Excluding loans held for sale, the weighted average yield on commercial real estate debt and preferred equity was 7.63% at September 30, 2015. The weighted average levered return on investments in commercial real estate, excluding real estate held-for-sale, as of September 30, 2015, June 30, 2015, and September 30, 2014, was 11.59%, 12.53% and 11.46%, respectively.

During the quarter, the Company originated or provided additional funding on pre-existing debt commitments totaling $652.8 million with a weighted average coupon of 3.74%, of which $480.0 million ($476.6 net of unamortized origination fees) is held for sale at September 30, 2015.   During the quarter, the Company received gross cash of $162.5 million from partial paydowns, prepayments and maturities with a weighted average coupon of 8.90%.  During the quarter, the Company purchased three retail properties for a gross purchase price of $244.5 million and a net equity investment of $67.9 million with an expected levered return of 9.60%.  The Company also acquired AAA rated commercial mortgage-backed securities during the quarter for a gross purchase price of $91.3 million and a net equity investment of $15.5 million with a levered return of 8.12%.  During the quarter, the Company grew its corporate debt portfolio by $113.3 million.

At September 30, 2015, June 30, 2015, and September 30, 2014, residential and commercial credit assets (excluding loans held for sale) comprised 18%, 14% and 11% of stockholders’ equity.

Capital and Funding

At September 30, 2015, total stockholders’ equity was $12.3 billion. Leverage at September 30, 2015, June 30, 2015, and September 30, 2014, was 4.8:1, 4.8:1 and 5.4:1, respectively.  For purposes of calculating the Company’s leverage ratio, debt consists of repurchase agreements, other secured financing, Convertible Senior Notes, securitized debt, participation sold and mortgages payable. Securitized debt, participation sold and mortgages payable are non-recourse to the Company.  Economic leverage, which excludes non-recourse debt and includes other forms of financing such as TBA dollar roll transactions, was 5.8:1 at September 30, 2015, compared to 5.6:1 at June 30, 2015, and 5.4:1 at September 30, 2014. At September 30, 2015, June 30, 2015, and September 30, 2014, the Company’s capital ratio, which represents the ratio of stockholders’ equity to total assets (inclusive of total market value of TBA derivatives), was 13.7%, 14.2%, and 15.0%, respectively.  On a GAAP basis, the Company produced an annualized return (loss) on average equity for the quarters ended September 30, 2015, June 30, 2015, and September 30, 2014 of (20.18%), 28.00%, and 10.69%, respectively. On a normalized core earnings basis, the Company provided an annualized return on average equity for the quarters ended September 30, 2015, June 30, 2015, and September 30, 2014, of 9.67%, 10.31%, and 10.08%, respectively.

At September 30, 2015, June 30, 2015, and September 30, 2014, the Company had a common stock book value per share of $11.99, $12.32 and $12.87, respectively.

At September 30, 2015, June 30, 2015, and September 30, 2014, the Company had outstanding $56.4 billion, $57.5 billion, and $69.6 billion of repurchase agreements, with weighted average remaining maturities of 147 days, 149 days, and 159 days, respectively, and with weighted average borrowing rates of 1.75%, 1.73%, and 1.61%, after giving effect to the Company’s interest rate swaps used to hedge cost of funds. During the quarters ended September 30, 2015, June 30, 2015, and September 30, 2014, the weighted average rate on repurchase agreements was 0.73%, 0.67%, and 0.58% respectively.

The following table presents the principal balance and weighted average rate of repurchase agreements by maturity at June 30, 2015:

Maturity	Principal Balance	Weighted Average Rate
(dollars in thousands)
Within 30 days	$19,880,862	0.50%
30 to 59 days	4,846,173	0.52%
60 to 89 days	8,840,129	0.57%
90 to 119 days	3,957,380	0.52%
Over 120 days(1)	18,924,820	1.29%
Total	$56,449,364	0.78%

(1)	Approximately 14% of the total repurchase agreements have a remaining maturity over 1 year.

Hedge Portfolio

At September 30, 2015, the Company had outstanding interest rate swaps with a net notional amount of $29.7 billion. Changes in the unrealized gains or losses on the interest rate swaps are reflected in the Company’s Consolidated Statements of Comprehensive Income (Loss). The Company enters into interest rate swaps to mitigate the risk of rising interest rates that affect the Company’s cost of funds or its dollar roll transactions.  As of September 30, 2015, the swap portfolio, excluding forward starting swaps, had a weighted average pay rate of 2.26%, a weighted average receive rate of 0.42% and a weighted average maturity of 7.28 years.

The following table summarizes certain characteristics of the Company’s interest rate swaps at September 30, 2015:

Maturity	Current Notional (1)	Weighted Average Pay Rate (2) (3)	Weighted Average Receive Rate (2)	Weighted Average Years to Maturity (2)
(dollars in thousands)
0 - 3 years	$3,202,454	1.85%	0.22%	2.04
3 - 6 years	11,113,000	1.81%	0.46%	4.49
6 - 10 years	11,743,300	2.45%	0.47%	8.20
Greater than 10 years	3,634,400	3.70%	0.26%	19.62
Total / Weighted Average	$29,693,154	2.26%	0.42%	7.28

(1)	Notional amount includes $0.5 billion in forward starting pay fixed swaps, which settle in December 2015.
(2)	Excludes forward starting swaps.
(3)	Weighted average fixed rate on forward starting pay fixed swaps was 2.04%.

The Company enters into U.S. Treasury and Eurodollar futures contracts to hedge a portion of its interest rate risk. The following table summarizes outstanding futures positions as of September 30, 2015:

	Notional - Long Positions	Notional - Short Positions	Weighted Average Years to Maturity
	(dollars in thousands)
2-year swap equivalent Eurodollar contracts	$-	$(8,000,000)	2.00
U.S. Treasury futures - 5 year	-	(2,273,000)	4.41
U.S. Treasury futures - 10 year and greater	-	(655,600)	6.92
Total	$-	$(10,928,600)	2.80

At September 30, 2015, June 30, 2015, and September 30, 2014, the Company’s hedge ratio was 58%, 54% and 50%. Our hedge ratio measures total notional balances of interest rate swaps, interest rate swaptions and futures relative to repurchase agreements and TBA notional outstanding.

Dividend Declarations

Common dividends declared for each of the quarters ended September 30, 2015, June 30, 2015, and September 30, 2014 were $0.30 per common share.  The annualized dividend yield on the Company’s common stock for the quarter ended September 30, 2015, based on the September 30, 2015 closing price of $9.87, was 12.16%, compared to 13.06% for the quarter ended June 30, 2015, and 11.24% for the quarter ended September 30, 2014.

Key Metrics

The following table presents key metrics of the Company’s portfolio, liabilities and hedging positions, and performance as of and for the quarters ended September 30, 2015, June 30, 2015, and September 30, 2014:

	September 30, 2015	June 30, 2015	September 30, 2014
Portfolio Related Metrics:
Fixed-rate Investment Securities as a percentage of total Investment Securities	93%	94%	95%
Adjustable-rate and floating-rate Investment Securities as a percentage of total Investment Securities	7%	6%	5%
Weighted average experienced CPR, for the period	12%	12%	9%
Weighted average projected long-term CPR, as of period end	9.2%	7.7%	6.9%
Weighted average yield on commercial real estate debt and preferred equity at period-end (1)	6.82%	8.29%	9.23%
Weighted average levered return on investments in commercial real estate at period-end (2)	11.59%	12.53%	11.46%

Liabilities and Hedging Metrics:
Weighted average days to maturity on repurchase agreements outstanding at period-end	147	149	159
Hedge ratio (3)	58%	54%	50%
Weighted average pay rate on interest rate swaps at period-end (4)	2.26%	2.29%	2.48%
Weighted average receive rate on interest rate swaps at period-end (4)	0.42%	0.40%	0.21%
Weighted average net rate on interest rate swaps at period-end (4)	1.84%	1.89%	2.27%
Leverage at period-end (5)	4.8:1	4.8:1	5.4:1
Economic leverage at period-end (6)	5.8:1	5.6:1	5.4:1
Capital ratio at period-end	13.7%	14.2%	15.0%

Performance Related Metrics:
Book value per common share	$11.99	$12.32	$12.87
GAAP net income (loss) per common share	($0.68)	$0.93	$0.36
Core earnings per common share	$0.21	$0.41	$0.31
Normalized core earnings per common share	$0.30	$0.33	$0.33
Annualized return (loss) on average equity	(20.18%)	28.00%	10.69%
Annualized core return on average equity	7.00%	12.79%	9.30%
Annualized normalized core return on average equity	9.67%	10.31%	10.08%
Net interest margin	1.24%	2.01%	1.61%
Normalized net interest margin	1.62%	1.67%	1.74%
Average yield on interest earning assets (7)	2.41%	3.23%	2.99%
Normalized average yield on interest earning assets (7)	2.86%	2.82%	3.11%
Average cost of interest bearing liabilities (8)	1.65%	1.59%	1.64%
Net interest spread	0.76%	1.64%	1.35%
Normalized net interest spread	1.21%	1.23%	1.47%

(1)	Includes loans held for sale. Excluding loans held for sale, the weighted average yield on commercial real estate debt and preferred equity was 7.63% at September 30, 2015.
(2)	Excludes real estate held-for-sale.
(3)	Measures total notional balances of interest rate swaps, interest rate swaptions and futures relative to repurchase agreements and TBA notional outstanding.
(4)	Excludes forward starting swaps.
(5)	Debt consists of repurchase agreements, other secured financing, Convertible Senior Notes, securitized debt, participation sold and mortgages payable. Securitized debt, participation sold and mortgages payable are non-recourse to the Company.
(6)	Computed as the sum of recourse debt, TBA derivative notional outstanding and net forward purchases of Investment Securities divided by total equity.
(7)	Average interest earning assets reflects the average amortized cost of our investments during the period.
(8)	Includes interest expense on interest rate swaps used to hedge cost of funds.

Other Information

Annaly’s principal business objective is to generate net income for distribution to its shareholders from its investments. Annaly is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”). Annaly is managed and advised by Annaly Management Company LLC.

The Company prepares a supplement to provide additional quarterly information for the benefit of its shareholders. The supplement can be found at the Company’s website in the Investors section under Investor Presentations.

Conference Call

The Company will hold the third quarter 2015 earnings conference call on November 5, 2015 at 10:00 a.m. Eastern Time.  The number to call is 888-317-6003 for domestic calls and 412-317-6061 for international calls.  The conference passcode is 5317373.  There will also be an audio webcast of the call on www.annaly.com.  The replay of the call is available for one week following the conference call. The replay number is 877-344-7529 for domestic calls and 412-317-0088 for international calls and the conference passcode is 10074993. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on Investor Relations, then select Email Alerts and complete the email notification form.

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities and other securities for purchase; the availability of financing and, if available, the terms of any financings; changes in the market value of our assets; changes in business conditions and the general economy; our ability to grow the commercial mortgage business; credit risks related to our investments in Agency CRT securities, residential mortgage-backed securities and related residential mortgage credit assets, commercial real estate assets and corporate debt; our ability to grow our residential mortgage credit business; our ability to consummate any contemplated investment opportunities; changes in government regulations affecting our business; our ability to maintain our qualification as a REIT for federal income tax purposes; and our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except per share data)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2015	2015	2015	2014(1)	2014
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
ASSETS

Cash and cash equivalents	$2,237,423	$1,785,158	$1,920,326	$1,741,244	$1,178,621
Reverse repurchase agreements	-	-	100,000	100,000	-
Investments, at fair value:
Agency mortgage-backed securities	65,806,640	67,605,287	69,388,001	81,565,256	81,462,387
Agency debentures	413,115	429,845	995,408	1,368,350	1,334,181
Credit risk transfer securities	330,727	214,130	108,337	-	-
Non-Agency mortgage-backed securities	490,037	-	-	-	-
Commercial real estate debt investments (2)	2,881,659	2,812,824	1,515,903	-	-
Investment in affiliate	-	123,343	141,246	143,045	136,748
Commercial real estate debt and preferred equity, held for investment (3)	1,316,595	1,332,955	1,498,406	1,518,165	1,554,958
Loans held for sale	476,550	-	-	-	-
Investments in commercial real estate	301,447	216,800	207,209	210,032	73,827
Corporate debt	424,974	311,640	227,830	166,464	144,451
Receivable for investments sold	127,571	247,361	2,009,937	1,010,094	855,161
Accrued interest and dividends receivable	228,169	234,006	247,801	278,489	287,231
Receivable for investment advisory income	3,992	10,589	10,268	10,402	8,369
Goodwill	71,815	71,815	94,781	94,781	94,781
Interest rate swaps, at fair value	39,295	30,259	25,908	75,225	198,066
Other derivatives, at fair value	87,516	38,074	113,503	5,499	19,407
Other assets	101,162	81,594	70,813	68,321	39,798

Total assets	$75,338,687	$75,545,680	$78,675,677	$88,355,367	$87,387,986

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Repurchase agreements	$56,449,364	$57,459,552	$60,477,378	$71,361,926	$69,610,722
Other secured financing	359,970	203,200	90,000	-	-
Securities loaned	-	-	-	-	7
Convertible Senior Notes	-	-	749,512	845,295	836,625
Securitized debt of consolidated VIEs (4)	2,553,398	2,610,974	1,491,829	260,700	260,700
Mortgages payable	166,697	146,359	146,470	146,553	42,635
Participation sold	13,389	13,490	13,589	13,693	13,768
Payable for investments purchased	744,378	673,933	5,205	264,984	2,153,789
Accrued interest payable	145,554	131,629	155,072	180,501	180,345
Dividends payable	284,348	284,331	284,310	284,293	284,278
Interest rate swaps, at fair value	2,160,350	1,328,729	2,025,170	1,608,286	857,658
Other derivatives, at fair value	113,626	40,539	61,778	8,027	-
Accounts payable and other liabilities	63,280	58,139	50,774	47,328	36,511

Total liabilities	63,054,354	62,950,875	65,551,087	75,021,586	74,277,038

Stockholders’ Equity:
7.875% Series A Cumulative Redeemable Preferred Stock: 7,412,500 authorized, issued and outstanding	177,088	177,088	177,088	177,088	177,088
7.625% Series C Cumulative Redeemable Preferred Stock 12,650,000 authorized, 12,000,000 issued and outstanding	290,514	290,514	290,514	290,514	290,514
7.50% Series D Cumulative Redeemable Preferred Stock: 18,400,000 authorized, issued and outstanding	445,457	445,457	445,457	445,457	445,457
Common stock, par value $0.01 per share, 1,956,937,500 authorized, 947,826,176, 947,768,496,
947,698,431, 947,643,079 and 947,591,766 issued and outstanding, respectively	9,478	9,478	9,477	9,476	9,476
Additional paid-in capital	14,789,320	14,788,677	14,787,117	14,786,509	14,781,308
Accumulated other comprehensive income (loss)	262,855	(354,965)	773,999	204,883	(967,820)
Accumulated deficit	(3,695,884)	(2,766,250)	(3,364,147)	(2,585,436)	(1,625,075)

Total stockholders’ equity	12,278,828	12,589,999	13,119,505	13,328,491	13,110,948

Noncontrolling interest	5,505	4,806	5,085	5,290	-

Total equity	12,284,333	12,594,805	13,124,590	13,333,781	13,110,948

Total liabilities and equity	$75,338,687	$75,545,680	$78,675,677	$88,355,367	$87,387,986

(1)	Derived from the audited consolidated financial statements at December 31, 2014.
(2)	Includes senior securitized commercial mortgage loans of consolidated VIEs with a carrying value of $2.6 billion, $2.6 billion and $1.4 billion at September 30, 2015, June 30, 2015 and March 31, 2015, respectively.
(3)	Includes senior securitized commercial mortgage loans of consolidated VIE with a carrying value of $314.9 million, $361.2 million, $361.2 million, $398.6 million and $398.4 million at September 30, 2015, June 30, 2015, March 31, 2015, December 31, 2014, and September 30, 2014, respectively.
(4)	Includes securitized debt of consolidated VIEs carried at fair value of $2.4 billion, $2.4 billion and $1.3 billion at September 30, 2015, June 30, 2015 and March 31, 2015, respectively.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)
(dollars in thousands, except per share data)

	For the quarters ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2015	2015	2015	2014	2014
Net interest income:
Interest income	$450,792	$624,346	$519,172	$648,144	$644,640
Interest expense	110,297	113,072	129,420	134,512	127,069
Net interest income	340,495	511,274	389,752	513,632	517,571

Realized and unrealized gains (losses):
Realized gains (losses) on interest rate swaps(1)	(162,304)	(144,465)	(158,239)	(174,908)	(169,083)
Realized gains (losses) on termination of interest rate swaps	-	-	(226,462)	-	-
Unrealized gains (losses) on interest rate swaps	(822,585)	700,792	(466,202)	(873,468)	98,593
Subtotal	(984,889)	556,327	(850,903)	(1,048,376)	(70,490)
Net gains (losses) on disposal of investments	(7,943)	3,833	62,356	3,420	4,693
Net gains (losses) on trading assets	108,175	(114,230)	(6,906)	(57,454)	4,676
Net unrealized gains (losses) on financial instruments measured at fair value through earnings	(24,501)	17,581	(33,546)	(29,520)	(37,944)
Impairment of goodwill	-	(22,966)	-	-	-
Subtotal	75,731	(115,782)	21,904	(83,554)	(28,575)
Total realized and unrealized gains (losses)	(909,158)	440,545	(828,999)	(1,131,930)	(99,065)

Other income (loss):
Investment advisory income	3,780	10,604	10,464	10,858	8,253
Dividend income from affiliate	-	4,318	4,318	4,048	4,048
Other income (loss)	(13,521)	(22,344)	(1,082)	3,365	(22,249)
Total other income (loss)	(9,741)	(7,422)	13,700	18,271	(9,948)

General and administrative expenses:
Compensation and management fee	37,450	37,014	38,629	38,734	39,028
Other general and administrative expenses	12,007	14,995	12,309	19,720	12,289
Total general and administrative expenses	49,457	52,009	50,938	58,454	51,317

Income (loss) before income taxes	(627,861)	892,388	(476,485)	(658,481)	357,241
Income taxes	(370)	(7,683)	14	(209)	2,385
Net income (loss)	(627,491)	900,071	(476,499)	(658,272)	354,856
Net income (loss) attributable to noncontrolling interest	(197)	(149)	(90)	(196)	-
Net income (loss) attributable to Annaly	(627,294)	900,220	(476,409)	(658,076)	354,856
Dividends on preferred stock	17,992	17,992	17,992	17,992	17,992
Net income (loss) available (related) to common stockholders	$(645,286)	$882,228	$(494,401)	$(676,068)	$336,864

Net income (loss) per share available (related) to common stockholders:
Basic	$(0.68)	$0.93	$(0.52)	$(0.71)	$0.36
Diluted	$(0.68)	$0.93	$(0.52)	$(0.71)	$0.35

Weighted average number of common shares outstanding:
Basic	947,795,500	947,731,493	947,669,831	947,615,793	947,565,432
Diluted	947,795,500	947,929,762	947,669,831	947,615,793	987,315,527

Net income (loss)	$(627,491)	$900,071	$(476,499)	$(658,272)	$354,856
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale securities	609,725	(1,125,043)	631,472	1,175,864	(390,871)
Reclassification adjustment for net (gains) losses included in net income (loss)	8,095	(3,921)	(62,356)	(3,161)	(4,693)
Other comprehensive income (loss)	617,820	(1,128,964)	569,116	1,172,703	(395,564)
Comprehensive income (loss)	(9,671)	(228,893)	92,617	514,431	(40,708)
Comprehensive income (loss) attributable to noncontrolling interest	(197)	(149)	(90)	(196)	-
Comprehensive income (loss) attributable to Annaly	$(9,474)	$(228,744)	$92,707	$514,627	$(40,708)

(1)	Interest expense related to the Company’s interest rate swaps is recorded in Realized gains (losses) on interest rate swaps on the Consolidated Statements of Comprehensive Income (Loss).

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(dollars in thousands, except per share data)
(Unaudited)

	For the nine months
	September 30,	September 30,
	2015	2014

Net interest income:
Interest income	$1,594,310	$1,984,503
Interest expense	352,789	378,147
Net interest income	1,241,521	1,606,356

Realized and unrealized gains (losses):
Realized gains (losses) on interest rate swaps(1)	(465,008)	(650,452)
Realized gains (losses) on termination of interest rate swaps	(226,462)	(779,333)
Unrealized gains (losses) on interest rate swaps	(587,995)	(75,287)
Subtotal	(1,279,465)	(1,505,072)
Net gains (losses) on disposal of investments	58,246	90,296
Net gains (losses) on trading assets	(12,961)	(188,041)
Net unrealized gains (losses) on financial instruments measured at fair value through earnings	(40,466)	(56,652)
Impairment of goodwill	(22,966)	-
Subtotal	(18,147)	(154,397)
Total realized and unrealized gains (losses)	(1,297,612)	(1,659,469)

Other income (loss):
Investment advisory income	24,848	20,485
Dividend income from affiliate	8,636	21,141
Other income (loss)	(36,947)	(16,102)
Total other income (loss)	(3,463)	25,524

General and administrative expenses:
Compensation and management fee	113,093	116,826
Other general and administrative expenses	39,311	34,058
Total general and administrative expenses	152,404	150,884

Income (loss) before income taxes	(211,958)	(178,473)
Income taxes	(8,039)	5,534
Net income (loss)	(203,919)	(184,007)
Net income (loss) attributable to noncontrolling interest	(436)	-
Net income (loss) attributable to Annaly	(203,483)	(184,007)
Dividends on preferred stock	53,976	53,976
Net income (loss) available (related) to common stockholders	$(257,459)	$(237,983)

Net income (loss) per share available (related) to common stockholders:
Basic	$(0.27)	$(0.25)
Diluted	$(0.27)	$(0.25)

Weighted average number of common shares outstanding:
Basic	947,732,735	947,513,514
Diluted	947,732,735	947,513,514

Net income (loss)	$(203,919)	$(184,007)
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale securities	116,154	1,872,427
Reclassification adjustment for net (gains) losses included in net income (loss)	(58,182)	(91,314)
Other comprehensive income (loss)	57,972	1,781,113
Comprehensive income (loss)	(145,947)	1,597,106
Comprehensive income (loss) attributable to noncontrolling interest	(436)	-
Comprehensive income (loss) attributable to Annaly	$(145,511)	$1,597,106

(1)	Interest expense related to the Company’s interest rate swaps is recorded in Realized gains (losses) on interest rate swaps on the Consolidated Statements of Comprehensive Income (Loss).